Exhibit 99.1

ZS Pharma Announces Proposed Public Offering of Common Stock

Redwood City, Calif. – March 23, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), a biopharmaceutical company focused on the development and commercialization of highly selective, non-absorbed drugs to treat renal, cardiovascular, liver and metabolic disorders, today announced that it intends to offer and sell, subject to market and other conditions 3,300,000 shares of its common stock in an underwritten public offering. A single selling stockholder, Alta Partners VIII, L.P., expects to grant the underwriters a 30-day option to purchase up to 495,000 additional shares of the Company’s common stock.

J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as joint book- running managers for the offering. BMO Capital Markets Corp. is acting as lead manager and William Blair & Company, L.L.C. and LifeSci Capital LLC are acting as co-managers.

The Company currently expects to use the net proceeds from the offering to complete its ongoing long-term safety trial, ZS005; complete its ongoing long-term extension study, ZS004e; fund continuing scale-up of its active pharmaceutical ingredient, or API, manufacturing capacity; fund build-up of product inventory and launch quantities of ZS-9; and build a sales and marketing organization, including a sales force, to support commercial sales of ZS-9 in the United States, if approved.

The securities are being offered only by means of a prospectus. A preliminary prospectus, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by emailing prospectus-eq_fi@jpmchase.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements, including statements related to this offering and our intended use of the proceeds of this offering, that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of submitting an NDA to the FDA and MAA to the EMA and the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate, including that securities of ZS Pharma, Inc. may not ultimately be offered to the public because of general market conditions or other factors. Factors that may cause actual results to differ materially from these expectations include, among other things, those listed under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 23, 2015 (File No. 333-202745), which is available on the SEC’s website at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

ZS Pharma Contacts

Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma